Exhibit 99.2
Third Quarter Fiscal 2025 February 5, 2025

NEIL BRINKER President and Chief Executive Officer MICK LUCARELI Executive Vice President and Chief Financial Officer KATHY POWERS Vice President, Treasurer, and Investor Relations 2

Forward-Looking Statements 3 This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2024 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology (“IT”) systems; the impact of a material weakness identified in our internal controls related to IT system access in Europe on our financial reporting process; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

Climate Solutions 4 ▪ Data Center revenue grew 176%, including strong organic growth and the impact of the Scott Springfield Manufacturing (SSM) acquisition ▪ SSM has been an outstanding acquisition, with growth spurred by increased manufacturing capacity and strong customer relationships ▪ Receiving many requests for quotes for new coolant distribution unit (CDU) from hyperscale and colocation customers globally ▪ Service continues to be a differentiator as we provide design, delivery and after sales support ▪ Capacity expansion in India will support data center market with cooling products and modules for stationary power generation ▪ Remain confident in our outlook for data centers and believe that improved processing efficiency in large language modeling will not decrease demand

Performance Technologies ▪ Q3 revenue headwinds given the extended seasonal shutdowns, combined with soft auto, commercial vehicle, agriculture and construction equipment markets ▪ Proactively addressing all areas that the management team can control, leveraging 80/20 processes and cutting costs ▪ 80/20 focus remains on growing higher margin product lines, while exiting or improving lower margin businesses ▪ Reached an agreement to sell the Performance Technologies’ European headquarters and implemented associated headcount reductions ▪ Remain on track with the long-term strategy to transition the portfolio mix to higher margin and growth businesses 5

Climate Solutions 6 Q3 FY24 Q3 FY25 Net Sales $254.0 $360.8 (In millions) Data Centers ▪ Strong growth from the SSM acquisition and organic growth driven by NA colocation customers HVAC&R ▪ Growth driven by Indoor Air Quality (IAQ) sales from the SSM acquisition and school products Heat Transfer Products ▪ Lower sales to most end markets, driven by softer market demand and customer in-sourcing decisions 176% 15% -13% Q3 FY24 Q3 FY25 Adjusted EBITDA & EBITDA Margin* $48.2 $75.7 19.0% 21.0% ▪ Favorable sales mix with higher data center sales benefitting adjusted EBITDA margin with a 200 bps improvement ▪ Significant margin improvement in the SSM acquisition, exceeding initial integration plans ▪ Outlook remains strong in targeted markets, particularly for data centers; drive for sales and earnings growth to continue * See appendix for the full GAAP income statement and Non-GAAP reconciliations

Performance Technologies



(In millions)
Net Sales
$310.9
(16%)
$262.2
Q3 FY24
Q3 FY25

- -7% **Advanced Solutions**
  - Lower sales of EV auto and EVantage™ products partially offset by higher sales to CV specialty vehicle and military customers
- -19% **Liquid-Cooled Applications**
  - Lower demand across auto, CV and off-highway (OH) markets, with softness in Europe, Asia and NA, along with prior year divestitures
- -17% **Air-Cooled Applications**
  - 16% increase in Genset sales, offset by lower OH and auto demand along with prior year divestitures



Adjusted EBITDA & EBITDA Margin*
$36.4
11.7%
(22%)
$28.4
10.8%
Q3 FY24
Q3 FY25

- Revenue impacted by extended shutdowns, broad market weakness, and prior divestitures; organic sales decreased 13%
- Lower sales resulted in a 90 bps decline in adj. EBITDA margin
- Implemented cost reduction actions in Q3; estimated annual savings of $15M
- Anticipating a sequential step-up in revenue and profitability in Q4 FY25, consistent with prior years

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

7

Q3 FY24 Q3 FY25 Adjusted EBITDA & EBITDA Margin* Financial Review (In millions) Q3 FY25 Q3 FY24 Net Sales $616.8 $561.4 Gross Profit 149.6 127.3 % of net sales 24.3% 22.7% SG&A expenses 82.0 68.0 % of net sales 13.3% 12.1% Operating Income 59.3 61.7 % of net sales 9.6% 11.0% Adjusted EBITDA* 87.3 73.9 % of net sales 14.2% 13.2% Adjusted EPS* $0.92 $0.74 (In millions) $561.4 $616.8 $73.9 $87.3 ▪ Sales improvement driven by data center growth and acquisition; partially offset by anticipated weakness in PT vehicular markets and impact from prior divestitures ▪ Good conversion with 160 bps gross margin improvement driven by the SSM acquisition, including higher data center and IAQ sales ▪ Increased SG&A from the SSM acquisition, including higher amortization expense and increased compensation expenses ▪ Excellent adjusted EBITDA growth of 18%, along with a 100 bps margin improvement ▪ Strong Adjusted EPS growth of 24% driven by higher earnings 13.2% 14.2% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 8 Q3 FY24 Q3 FY25 Net Sales

Cash Flow and Metrics Cash Flow and Metrics Q3 FY25 YTD Free Cash Flow $102 million Net Debt (as of December 31) $287 million Leverage Ratio (as of December 31) 0.8x Capital Expenditures $56 million Modine Maintains Strong Balance Sheet & Liquidity ▪ Strong free cash flow in the quarter; $45M ▪ Net debt decreased $85M YTD; decreased $40M during the quarter ▪ Balance sheet remains strong to support both organic growth and acquisition initiatives * See appendix for the full GAAP income statement and Non-GAAP reconciliations 9

Fiscal 2025 Outlook Metrics Guidance Comments Net Sales +6% to +11% $2.55B to $2.67B Adjusted EBITDA* $375M to $395M +19% to +26% Adjusted EPS* $3.65 to $3.95 +12% to +22% FY25 Modine Global Sales Outlook Climate Solutions Data Centers +110% – 120% HVAC & Refrigeration +10% – 20% Heat Transfer Products (20%) – (10%) Performance Technologies Advanced Solutions +5% – 10% Liquid-Cooled Applications (20%) – (15%) Air-Cooled Applications (15%) – (10%) * See appendix for the full GAAP income statement and Non-GAAP reconciliations Maintaining the Financial Outlook ▪ Maintaining the full year sales and earnings outlook ▪ Overall revenue outlook for Climate Solutions improving for Data Centers; offsetting lower expectations for Heat Transfer Products ▪ Adjusting Performance Technologies revenue outlook reflects on-going weakness in commercial vehicle, off-highway and automotive markets ▪ Current outlook also includes the recent negative impact from foreign exchange rate changes ▪ Forecasting another year of rapid adjusted EBITDA growth and record results ▪ Anticipating strong free cash flow, in-line with or above the prior fiscal year 10

Appendix 11

GAAP Income Statement 12

Non-GAAP Reconciliations* 13 * See the footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 14

Non-GAAP Reconciliations 15 (a) See the adjusted financial results on slide 13 and related footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 16 Modine Manufacturing Company Net debt (unaudited) (In millions) December 31, 2024 September 30, 2024 March 31, 2024 Debt due within one year $ 40.8 $ 46.3 $ 31.7 Long-term debt 330.0 359.1 399.9 Total debt 370.8 405.4 431.6 Less: cash and cash equivalents 83.8 78.6 60.1 Net debt $ 287.0 $ 326.8 $ 371.5 Free cash flow (unaudited) (In millions) 2024 2023 2024 2023 Net cash provided by operating activities $ 60.7 $ 64.2 $ 158.5 $ 175.0 Expenditures for property, plant and equipment (16.0) (17.6) (56.3) (43.8) Free cash flow $ 44.7 $ 46.6 $ 102.2 $ 131.2 Three months ended December 30, Nine months ended December 30,

Non-GAAP Reconciliations 17

Forward-Looking Non-GAAP Financial Measures 18 The Company’s fiscal 2025 guidance includes adjusted EBITDA and adjusted earnings per share, which are non-GAAP financial measures. The full-year fiscal 2025 guidance includes the Company’s estimates for interest expense of approximately $27 to $29 million, a provision for income taxes of approximately $68 to $74 million, and depreciation and amortization expense of approximately $76 to $80 million. The non-GAAP financial measures also exclude certain cash and non-cash expenses or gains. These expenses and gains may be significant and include items such as restructuring expenses (including severance and equipment transfer costs), acquisition and integration costs, impairment charges and certain other items. These expenses for the first nine months of fiscal 2025 are presented on slide 13. Beyond approximately $3 million of incremental amortization expense expected to be recorded in the Climate Solutions segment for acquired order backlog intangible assets, which the Company will adjust for to calculate adjusted earnings per share, estimates of these expenses and gains for the remainder of fiscal 2025 are not available due to the low visibility and unpredictability of these items.